UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

NOVA LIFESTYLE, INC.

(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2018, Nova Lifestyle, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Ms. Min Su, the Company’s Secretary, to serve in such position for a one-year term, effective November 14, 2018, subject to renewal. Under the terms of the Agreement, Ms. Su is entitled to compensation of: (i) a base salary of $80,000 per year, and (ii) a one-time grant of 30,000 shares of the Company’s common stock (the “Share Award”).   Ms. Su is also eligible for an annual cash bonus at the sole discretion of the Board.  Shares of common stock underlying the Share Award vested or will vest as follows: (i) 7,500 shares vested on the date of the Agreement, (ii) 7,500 shares will vest on March 31, 2019; (iii) 7,500 shares will vest on June 30, 2019; and (iv) 7,500 shares will vest on September 30, 2019. If Ms. Su ceases to be providing continuous services to the Company for any reason, any unvested shares will be forfeited. Upon termination of employment, Ms. Su is entitled to be paid accrued but unpaid salary, but no severance.  The Agreement contains confidentiality, trade secret and non-disparagement protections in favor of the Company, a non-competition covenant effective for six months following termination of Ms. Su’s employment, and a non-solicitation covenant.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Agreement, dated December 13, 2018, between Nova LifeStyle, Inc. and Min Su.

 # Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: December 19, 2018	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer